Exhibit 99.1

Proguard Acquisition Corp. Announces Reverse Split

FORT LAUDERDALE, FL March 11, 2013-- Proguard Acquisition Corp. (OTCBB: PGRD; “Proguard” or the “Company”), a Business to Business (B2B) reseller of all general line office and business products through its subsidiaries Random Source, Inc., Lamfis Inc. and SuperWarehouse Business Products, Inc., announced today that it has filed Articles of Amendment (the “Amendment”) to its Articles of Incorporation with the Secretary of State of Florida related to a 1:30 reverse split of its issued and outstanding common stock.

The split will reduce the number of authorized shares of common stock from 200,000,000 shares to 6,666,667 shares, and preferred stock from 5,000,000 shares to 166,667 shares.  The Company’s Board of Directors approved the Amendment on February 21, 2013 and no shareholder approval was required under Florida law

The record date for the Reverse Stock Split is today, March 11, 2013 and the effective date of the Amendment, including the Reverse Stock Split, will be tomorrow, March 12, 2013.  As a result of the reverse stock split, each 30 shares of the Company’s common stock issued and outstanding, or held as treasury shares, immediately prior to the effective date of the reverse stock split will become one share of the Company’s common stock on the effective date of the reverse stock split.  No fractional shares of common stock will be issued to any shareholder in connection with the reverse stock split and all fractional shares which might otherwise be issuable will be rounded up to the nearest whole share.

Tomorrow, the Company’s CUSIP number will change to 74338M307 and common stock, which is quoted on the OTC Bulletin Board under the symbol “PRGD,” will be quoted on a post-split basis under the symbol “PRGDD” for 20 business days, after which time the symbol will revert back to PGRD.

After the effective date of the reverse stock split, each certificate representing shares of pre-reverse stock split common stock will be deemed to represent one-30th of a share of the Company’s post-reverse stock split common stock, subject to rounding for fractional shares, and the records of its transfer agent, Standard Registrar & Transfer Company Inc., will be adjusted to give effect to the Reverse stock split. Following the effective date of the Reverse stock split, the share certificates representing the pre-reverse stock split common stock will continue to be valid for the appropriate number of shares of post-reverse stock split common stock, adjusted for rounding.  Certificates representing shares of the post-reverse stock split will be issued in due course as certificates for pre-reverse stock split common shares are tendered for exchange or transfer to our transfer agent. The Company requests that shareholders do not send in any of their stock certificates at this time.

About Proguard Acquisition Corp

Through our subsidiary Random Source, Inc., Lamfis Inc. and SuperWarehouse Business Products, Inc., we are a Business to Business (B2B) reseller of all general line office and business products. Our mission is to provide corporate, government and educational customers lower prices and improved efficiencies when compared to their existing suppliers. The company's current product line includes brand name office supplies and related products with expansion focused on growing beyond office supplies into synergistic services. With our most recent acquisition, we have increased our database of business contacts to hundreds of thousands of business customers and expect to utilize this database to cross market services that have synergy to our current product line. For more information, please visit us at www.randomsource.com & www.superwarehouse.com.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as "believes," "expects," "potential," "plans," "suggests," "may," "should," "could," "intends," or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, the ability to report profitable operations, the availability of sufficient working capital to fund its growth and implement its acquisition strategy, the ability effectively compete and a limited public market for its common stock, among other risks. Proguard Acquisition Corp.'s future results may also be impacted by other risk factors listed from time to time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company's control. Forward-looking statements speak only as to the date they are made and Proguard Acquisition Corp. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Company Contact:
David Kriegstein
President and CEO
866.780.6789

Investor Contact:
Howard Gostfrand
President
American Capital Ventures
305.918.7000
info@amcapventures.com